EXHIBIT 99.1

FROM:	DDi Corp.
1220 Simon Circle
Anaheim, CA 92806

CONTACT:	The MWW Group
Rich Tauberman
201-507-9500
rtauberman@mww.com

DDi Corp. TO COMPLETE FINANCIAL RESTRUCTURING AND REDUCE DEBT

WITH PRE-ARRANGED CHAPTER 11 FILING

•	Company’s Operations to be Unaffected
•	Plan Implements Previously Announced Agreement in Principle with Creditors
•	Company Obtains 100% Approval from Senior Lenders for Out-of-Court Restructuring of Operating Units

ANAHEIM, CA – August 20, 2003 – DDi Corp. (OTCBB: DDIC), a Delaware corporation (“DDi Corp.”) and DDi Capital Corp., a California corporation and an indirect wholly-owned subsidiary of DDi Corp. (“DDi Capital”), today announced that they have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York to implement the previously-announced restructuring of the debt of DDi Corp. and DDi Capital through a pre-arranged plan of reorganization. The voluntary petitions for reorganization involve a restructuring of only the debt and equity securities of DDi Corp. and DDi Capital, which are holding companies without any business operations of their own. None of DDi Corp.’s domestic or foreign operating subsidiaries is included in the Chapter 11 filing, and those operating entities will continue operating in the ordinary course of business without interruption. Upon completion of the restructuring, the Company anticipates that its domestic debt will decline from approximately $285 million to approximately $91 million and cash interest expense will be reduced by approximately $11 million annually.

DDi Corp.’s President and Chief Executive Officer, Bruce McMaster, commented, “After careful consideration and discussions with our senior lender group and convertible subordinated noteholders, we determined that keeping Dynamic Details out of Chapter 11, while simultaneously utilizing the Chapter 11 process to facilitate our restructuring of DDi Corp. and DDi Capital, was the best option for our company and our key constituencies, including our creditors, employees, vendors, customers and shareholders. One of the main benefits of Chapter 11 is that it will allow us to maintain normal business operations while we seek confirmation of our pre-arranged plan and ultimately effectuate our restructuring. During our reorganization, we will continue our business operations, production and delivery schedules without interruption. Our commitment to our customers and employees is unwavering and we remain dedicated to providing the technologically-advanced, quick turn service that we are known for.”

“The filing of these voluntary petitions is an important step for our ongoing restructuring efforts. Given our company’s current condition, we believe that this restructuring, once fully implemented, will give us the opportunity to position our company for a viable future and to maximize our value,” continued McMaster. “We will have a much improved balance sheet and a capital structure that can be supported by the cash flow of our operating subsidiaries. It is advantageous that we were able to achieve a consensual plan of reorganization that is supported by our senior lenders and convertible subordinated noteholders.”

DDi Corp also announced that it has reached an agreement with 100% of the senior lenders for its U.S. operating subsidiary, Dynamic Details, Inc., to achieve an out-of-court restructuring which will allow the operating units to continue business as usual with no impact on trade and other creditors.

On May 13, 2003, DDi Corp. announced that it had reached agreements in principle on a restructuring plan with a steering committee of the senior lender group of the Dynamic Details senior credit facility and with the steering committee of the ad hoc committee of certain holders of DDi Corp.’s 5¼% and 6¼% convertible subordinated notes. The agreements in principle also anticipated that the claims of the holders of the DDi Capital 12.5% senior discount notes would also be restructured. Since that time, DDi Corp. and its senior lenders, the convertible subordinated noteholders and the senior discount noteholders have negotiated and finalized the significant terms of the restructuring, including the pre-arranged Chapter 11 petitions filed in Bankruptcy Court today. DDi Corp. and DDi Capital expect to file a pre-arranged plan of reorganization and a related disclosure statement with the Bankruptcy Court within the next few weeks. DDi Corp. currently estimates that DDi Corp. and DDi Capital will emerge from bankruptcy within 90 to 120 days.

Dynamic Details and DDi Europe Limited, DDi Corp.’s principal operating subsidiaries, are independent legal entities that generate their own cash flow and have their own credit facilities. The Dynamic Details credit facility will be restructured outside the Chapter 11 bankruptcy process. As part of the restructuring, DDi Corp. and its senior lenders have signed an amendment to the Dynamic Details credit facility. The amendment, among other things, extends the maturity until April 15, 2008 and defers amortization payments to the senior lenders. The deferral of payments under this amendment, along with Dynamic Details’ current cash position, should provide sufficient liquidity to meet Dynamic Details’ liquidity needs through the reorganization. Accordingly, the operating companies will continue to pay their employees, trade and certain other creditors, regardless of whether such claims arise prior to or subsequent to the Chapter 11 filing by DDi Corp. and DDi Capital.

“Our customers and suppliers should experience no change in the way we do business with them,” said McMaster. “We have taken every step to make sure that vendors get paid in full in the ordinary course of business and that our customers continue to receive the same high quality services to which they are accustomed. We appreciate the ongoing loyalty and support of our customers and vendors and unending commitment of our employees.”

The pre-arranged plan of reorganization has received strong support from the lenders under the Dynamic Details senior credit facility and DDi Corp.’s convertible subordinated noteholders. DDi Corp. and DDi Capital have entered into support agreements with 100% of the lenders under the Dynamic Details senior credit facility and holders who collectively control 63% of the outstanding principal amount of DDi Corp.’s convertible subordinated notes. Under the support agreements, the senior lenders and the convertible subordinated noteholders have agreed to support the plan of reorganization proposed by DDi Corp. and DDi Capital and the out-of-court restructuring of Dynamic Details’ senior credit facility. As is commonly the case in this type of restructuring, the senior lenders and the convertible subordinated noteholders will not be required to continue to support the plan of reorganization and the out-of-court restructuring of Dynamic Details’ senior credit facility if certain events occur. Such events include (but are not limited to) the modification of the plan in a manner not agreed to by the lenders, the appointment of a bankruptcy trustee or other receiver, the plan not being confirmed by the Bankruptcy Court by December 15, 2003, and the plan not being effective by January 8, 2004. In addition, DDi Corp., DDi Capital and holders who collectively control approximately 70% of the outstanding principal amount of DDi Capital’s senior discount notes have reached an agreement in principle with respect to the terms of the proposed plan of reorganization.

The principal effects of the restructuring and the plan of reorganization that DDi Corp. and DDi Capital expect to file will be as follows:

•	Senior Secured Credit Facility. The full amount of the senior secured credit facility (currently approximately $72.9 million in principal amount), plus all accrued interest and fees will be restructured pursuant to an out-of-court agreement. The restructured senior credit facility will have a maturity date of April 15, 2008, and amortization will be deferred until June 30, 2005 (with the exception of nominal amortization payments of $25,000 per quarter beginning in 2004). In connection with the restructuring, the lenders under the restructured senior secured credit facility will receive warrants representing 10% of DDi Corp.’s post-reorganization common stock, on a fully diluted basis. The warrants will not be exercisable until after the two year anniversary of the effective date of the restructuring and will be subject to cancellation if certain conditions are met involving the permanent prepayment of the restructured senior secured credit facility on or before such anniversary date.

•	5¼% Convertible Subordinated Notes. Each holder of DDi Corp.’s 5¼% convertible subordinated notes, of which $100 million in principal amount is currently outstanding, will receive a pro rata share of approximately (a) 43% of the new outstanding common stock of DDi Corp., subject to dilution for issuance of new common stock in connection with the exercise of the new stock options to be issued under DDi Corp.’s new management equity incentive plan, which is described below, and the new senior lender and senior discount note warrants, and (b) shares of a new class of preferred stock of DDi Europe, DDi Corp.’s European operating company, with an annual dividend of 15% and an aggregate liquidation preference of $7.5 million. The existing 5¼% convertible subordinated notes will be cancelled pursuant to the plan.

•	6¼% Convertible Subordinated Notes. Each holder of DDi Corp.’s 6¼% convertible subordinated notes, of which $100 million in principal amount is currently outstanding, will receive a pro rata share of approximately (a) 51% of the new outstanding common stock of DDi Corp., subject to dilution for issuance of new common stock in connection with the exercise of the new stock options to be issued under DDi Corp.’s new management equity incentive plan, which is described below, and the new senior lender and senior discount note warrants, and (b) shares of a new class of preferred stock of DDi Europe, DDi Corp.’s European operating company, with an annual dividend of 15% and an aggregate liquidation preference of $7.5 million. The existing 6¼% convertible subordinated notes will be cancelled pursuant to the plan.

•	Senior Discount Notes. Each holder of the DDi Capital senior discount notes, of which $16.09 million in principal amount is currently outstanding, will receive restructured senior discount notes with a maturity date of January 1, 2009. Payment-in-kind interest on such restructured senior discount notes will accrue at 16%, with a mechanism to transition to cash pay at 14%, subject to certain terms and conditions. The holders of the DDi Capital senior discount notes will also receive warrants representing 2.5% of DDi Corp.’s post-reorganization common stock, on a fully diluted basis. The warrants will not be exercisable until after the two year anniversary of the effective date of the restructuring and will be subject to cancellation if certain conditions are met involving the interest on the senior discount notes becoming cash pay.

•	Management Equity Incentive Plan. DDi Corp. will establish a new management equity incentive plan. Under the new management equity incentive plan, (a) DDi Corp. will issue shares of restricted stock equaling five percent (5%) of reorganized DDi Corp.’s common stock to DDi Corp.’s senior management, (b) DDi Corp. will issue options for up to an additional twelve and one-half percent (12.5%) of DDi Corp.’s common stock for members of DDi Corp.’s senior management, and (c) DDi Corp. may issue options for up to an additional four percent (4%) of DDi Corp.’s common stock for employees.

•	Current Equity. DDi Corp.’s current common stock holders will receive 1% of the common stock in the restructured company, subject to dilution for issuance of equity in connection with the exercise of DDi Corp.’s new options and new senior lender and senior discount noteholder warrants following the restructuring. All of DDi Corp.’s outstanding stock options will be cancelled in connection with the restructuring.

Because the terms of the proposed plan of reorganization and the out-of-court restructuring have been agreed upon by holders holding approximately 63% of the outstanding principal amount of DDi Corp.’s convertible subordinated notes, supported by the holders of 100% of the lenders under the Dynamic Details senior credit facility, and are the subject of an agreement in principle between DDi Corp., DDi Capital and holders who collectively control approximately 70% of the outstanding principal amount of DDi Capital’s senior discount notes, DDi Corp. and DDi Capital believe there is a strong likelihood that the proposed restructuring will be confirmed. However, confirmation of the plan of reorganization and consummation of the out-of-court restructuring are subject to final documentation and a number of conditions and contingencies. There can be no assurances that the required acceptances to confirm the plan will be received or that, even if the requisite acceptances are received, that the Bankruptcy Court will confirm the plan of reorganization.

About DDi Corp.

DDi Corp. is a leading provider of time-critical, technologically advanced, electronics manufacturing services. Headquartered in Anaheim, California, DDi Corp. and its subsidiaries offer fabrication and assembly services to customers on a global basis from facilities located across North America and in England.

Except for historical information contained in this release, statements in this release, including those of Mr.McMaster, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, other data available from third parties, our ability to maintain normal business operations and the expected timing of emergence from bankruptcy, we cannot assure you that our projections will be achieved. In addition to other factors and matters discussed elsewhere in our quarterly, annual and current reports that we file with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for DDi or our subsidiaries to differ materially from those discussed in forward-looking statements include: risks associated with confirmation of our plan of reorganization and the implementation of the consensual restructuring contemplated therein; our ability to continue as a going concern; our ability to obtain court approval with respect to motions in the Chapter 11 proceedings; risks associated with third parties seeking to propose and confirm one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with the termination of the support agreements with our senior lenders and convertible subordinated note holders; our ability to maintain contracts that are critical to our operations; the potential adverse impact of the Chapter 11 cases on our liquidity or results of operations; changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the electronics industry; our ability to sustain historical margins as the industry develops; increased competition; increased costs; our ability to retain key members of management; adverse state, federal or foreign legislation or regulation or adverse determinations by regulators; and other factors identified from time to time in our filings with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.